UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to § 240.14a-12

Stage Stores, Inc.

(Name of Registrant as Specified In Its Charter)
________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.        Title of each class of securities to which transaction applies:_______________

2.        Aggregate number of securities to which transaction applies:_______________

3.        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________

4.        Proposed maximum aggregate value of transaction:_______________

5.        Total Fee Paid:_______________

[ ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:_______________ 2. Form, Schedule or Registration Statement No.:_______________ 3. Filing Party:_______________ 4. Date Filed: ________________

_________________________________________________________________________

STAGE STORES INC.

BEALLS   ■   PALAIS ROYAL   ■   PEEBLES   ■   STAGE

_________________________________________________________________________

Notice of 2005
Annual Meeting
and
Proxy Statement

STAGE STORES INC.

BEALLS   ■   PALAIS ROYAL   ■   PEEBLES    ■   STAGE

 10201 Main Street
Houston, Texas 77025

May 11, 2005

Dear Shareholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2005 Annual Meeting of Shareholders of Stage Stores, Inc. on Thursday, June 2, 2005, at 1:00 p.m. local time, in Houston, Texas.  Information about the Annual Meeting is presented in the following pages.

The Annual Meeting will begin with a discussion and vote on the matters set forth in the accompanying Notice of 2005 Annual Meeting of Shareholders and Proxy Statement, followed by a discussion on any other business matters that are properly brought before the meeting.

Your vote is very important.  We encourage you to read the Proxy Statement and vote your shares as soon as possible.  Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning your Proxy Card in the enclosed envelope or by submitting your vote and proxy by telephone or by the Internet.

If you will need special assistance at the Annual Meeting because of a disability, please contact Bob Aronson, Vice President, Investor Relations, at (800) 579-2302.

Thank you for your continued support of Stage Stores, Inc. We look forward to seeing you on June 2nd.

Sincerely,

James R. Scarborough
Chairman of the Board, Chief Executive Officer and President

i

ii

STAGE STORES INC.

BEALLS   ■   PALAIS ROYAL   ■   PEEBLES    ■   STAGE

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

                The 2005 Annual Meeting of Shareholders of Stage Stores, Inc. (the "Company") will be held at the offices of the Company, 10201 Main Street, Houston, Texas 77025 on Thursday, June 2, 2005, at 1:00 p.m. local time.  The shareholders will vote on the following matters:

1.             Election of ten directors for a term of one year;

2.             Ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2005; and

3.             Action upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

                The Board of Directors has fixed the close of business on April 6, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                                                                                By Order of the Board of Directors

                                                                                                Michael E. McCreery
                                                                                                Executive Vice President,
                                                                                                Chief Financial Officer, and Secretary
                                                                                                Stage Stores, Inc.

May 11, 2005

In accordance with the Company's security procedures, all persons attending the Annual Meeting must present an Admission Card and picture identification.  If you are a shareholder of record and plan to attend the meeting in person, please bring the Admission Card you received in this proxy mailing with you to the meeting.  For security purposes, bags and purses will be subject to search at the door.

iii

PROXY STATEMENT

GENERAL

                This Proxy Statement is furnished in connection with the solicitation of proxies by Stage Stores, Inc. (the "Company") on behalf of the Board of Directors (the "Board") for the 2005 Annual Meeting of Shareholders (the "Annual Meeting") which will be held at the principal executive offices of the Company, 10201 Main Street, Houston, Texas 77025, on Thursday, June 2, 2005, at 1:00 p.m. local time. This Proxy Statement and Proxy Card are first being sent to the shareholders on or about May 11, 2005.  The proxy will be voted at the Annual Meeting if the signer of the proxy or shareholder submitting his or her vote and proxy by telephone or by the Internet was a shareholder of record on April 6, 2005 (the "Record Date").

VOTING

                The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  On the Record Date, there were 18,296,360 shares of common stock, par value $0.01, outstanding and entitled to vote at the Annual Meeting.  A list of the shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting for purposes relating to the Annual Meeting.

                You can ensure that your shares are voted at the Annual Meeting by submitting your instructions by completing, signing, dating and returning the enclosed Proxy Card in the envelope provided or by submitting your vote and proxy by telephone or by the Internet.  Submitting your instructions by Proxy Card, by telephone, or by the Internet will not affect your right to attend the Annual Meeting and vote.  A shareholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy, or by notifying the Inspectors of Election in writing of such revocation.

                The representation in person or by proxy of a majority of the outstanding shares of common stock entitled to a vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the Annual Meeting. Shares can only be voted if the shareholder is present in person or is represented by a properly signed proxy or by a vote and proxy submitted by telephone or by the Internet.  Each shareholder's vote is very important. Whether or not you plan to attend the Annual Meeting in person, please sign and promptly return the enclosed Proxy Card or submit your vote and proxy by telephone or by the Internet.  All signed and returned proxies and votes and proxies submitted by telephone or by the Internet will be counted towards establishing a quorum for the Annual Meeting, regardless of how the shares are voted.

                A shareholder of record on the Record Date may vote in any of the following four ways:

•                     by toll-free number at 1-866-540-5760; or

•                     by the Internet at http://www.proxyvoting.com/stgs; or

•                     by completing and mailing the Proxy Card; or

•                     by written ballot at the Annual Meeting.

If you vote by the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on June 1st, the day before the Annual Meeting.  Your shares will be voted as you indicate.  If you return your Proxy Card, but you do not indicate your voting preferences, the proxies will vote your shares FOR Items 1 and 2 and in their discretion for Item 3.

If your shares are held in a brokerage account in your broker's name (this is called street name), you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by mail, by telephone or by the Internet. Your shares should be voted by your broker or nominee as you have directed.

The Company will pass out written ballots to anyone who wants to vote at the Annual Meeting.

For additional information concerning the manner of proxy solicitation and voting, please see "Additional Information" on page 26 of this Proxy Statement.

MATTERS TO BE ACTED UPON

____________________________________________________________________________________________________________________________________

ITEM 1 - ELECTION OF DIRECTORS
____________________________________________________________________________________________________________________________________

INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

In General

                At the Annual Meeting, ten Directors are to be elected to hold office until the 2006 Annual Meeting and until their successors have been elected and have qualified.  Information concerning the ten nominees is set forth below.  All nominees are currently Directors of the Company.  The Company's Corporate Governance and Nominating Committee recommended all of them for re-election.  The Board knows of no reason why any nominee may be unable to serve as a Director.

                Your Board of Directors recommends a vote FOR each nominee for Director set forth below.

                The following information pertains to each nominee's (i) age as of April 6, 2005, (ii) principal occupations for the past five years, and (iii) directorships in other public companies:

Name	Age	Positions Currently Held
James R. Scarborough	54	Chairman, President, Chief Executive Officer
Michael E. McCreery	56	Executive Vice President, Chief Financial Officer, Director
Scott J. Davido	43	Director, Chairman of Corporate Governance and Nominating Committee
Alan L. Gilman	61	Director, Lead Independent Director, Chairman of Audit Committee
Michael L. Glazer	56	Director, Chairman of Compensation Committee
John T. Mentzer	53	Director
Margaret T. Monaco	57	Director
William J. Montgoris	58	Director
Sharon B. Mosse	54	Director
Walter J. Salmon	74	Director

                Mr. Scarborough has been Chairman of the Board since August 24, 2001.  He joined the Company's predecessor as President and Chief Executive Officer in August of 2000.  Mr. Scarborough also acts as the Company's Chief Merchandising Officer.  Between 1996 and 2000, Mr. Scarborough was President and Chief Executive Officer of Busy Body, Inc.  Busy Body, Inc. filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas Houston Division on May 2, 2001.

                Mr. McCreery has been a Director of the Company since August 24, 2001.  He joined the Company's predecessor as Executive Vice President and Chief Financial Officer in February of 2001. From 1998 to 2001, Mr. McCreery was Senior Vice President and Chief Financial Officer of Levitz Furniture Company.

2

                Mr. Davido has been a Director since August 24, 2001.  Since April 1, 2004, he has served as Executive Vice President and President, Northeast Region, of NRG Energy, Inc.  From October of 2002 until April 1, 2004, he served as Senior Vice President, General Counsel of NRG Energy, Inc.  From March of 1999 to May of 2002, he served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of The Elder-Beerman Stores Corp.

Mr. Gilman has been a Director since August 24, 2001.  Since July of 2000, he has been a financial and business consultant.  From February of 2004 to August of 2004, Mr. Gilman served as Executive Vice President of Restructuring for A.L. Dammon Co., a privately held, Madison Heights, Michigan based retailer of hardware and home decor.  From February of 1976 to June of 2000, Mr. Gilman was a partner at Arthur Andersen LLP, during the last twelve years of which he served as Worldwide Managing Partner of Consumer Products and Retail Industry Programs.  He is also a Director of Catuity, Inc.

Mr. Glazer has been a Director since August 24, 2001.  Since May 1996, he has served as President and Chief Executive Officer of KB Toys, Inc., which filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on January 14, 2004.  He is also a Director of Brookstone, Inc.

                Mr. Mentzer has been a Director since August 24, 2001.  Since January of 1994, he has been a professor of Business Policy in the Department of Marketing and Logistics at the University of Tennessee.  Professor Mentzer is currently the Bruce Chair of Excellence in Business and Executive Director, Integrated Value Chain Forums.  He is also President of JTM & Associates, a consulting firm.

                Ms. Monaco has been a Director since June 3, 2004.  She returned to the position of Principal of Probus Advisors, a management and financial consulting firm which she founded in June of 1993, in October of 2003.  From April of 1999 until October of 2003, Ms. Monaco served as the Chief Operating Officer of KECALP Inc. and Merrill Lynch Ventures LLC.  She was KECALP Inc.'s Chief Administrative Officer from April of 1998 until April of 1999.  Ms. Monaco is also a Director of Barnes and Noble, Inc.

Mr. Montgoris has been a Director since June 3, 2004.  He retired from Bear Stearns in 1999.  From June of 1993 until June of 1996, he served as Chief Financial Officer of Bear Stearns.  From June of 1996 until June of 1999, Mr. Montgoris served as Chief Operating Officer of Bear Stearns. Mr. Montgoris is a Trustee of five funds within The Reserve Funds family of money market mutual funds.

                Ms. Mosse has been a Director since October 4, 2004.  Since January of 2005, she has served as Chief Marketing Officer of Red Door Spa Holdings-Elizabeth Arden.  From May of 2002 until January of 2005, Ms. Mosse served as President of Strategic Marketing Group, Inc., a marketing consulting firm which she founded in May of 2002.  From May of 2000 until May of 2002, she served as Chief Marketing Officer for Barnes & Noble, Inc.  From 1994 until May of 2000, she served as Vice President, Strategic Planning and Intelligence and Vice President, Marketing Management for Verizon Corporation.

                Mr. Salmon has been a Director since August 24, 2001.  Since 1997, he has been the Stanley Roth Sr., Professor of Retailing, Emeritus at the Harvard University Graduate School of Business Administration.  Professor Salmon is also a Director of The Neiman Marcus Group, PetsMart, Inc. and Party City, Inc.

3

SECURITY OWNERSHIP

 Security Ownership of Certain Beneficial Owners

                The following table shows information regarding beneficial ownership of the Company's common stock by any person or entity who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding common stock as of April 6, 2005.  As of April 6, 2005, there were 18,296,360 shares of common stock outstanding.  Unless otherwise indicated by footnote, the person has sole voting and investment power.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Paradigm Capital Management, Inc.	1,307,900	7.15%
Nine Elk Street
Albany, NY 12207

Goldman Sachs Asset Management, L.P.	1,304,019	7.13%
32 Old Slip
New York, NY 10005

Awad Asset Management, Inc.	1,177,814	6.44%
250 Park Avenue, 2nd Floor
New York, NY 10177

Barclays Global Investors, NA et al.	954,096	5.21%
45 Fremont Street
San Francisco, CA 94105

Security Ownership of Directors and Executive Officers

                   The following table shows the number of shares of the Company's common stock that are beneficially owned as of April 6, 2005 by each of the Company's Directors and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of the Company's Directors and executive officers as a group.  As of April 6, 2005, there were 18,296,360 shares of common stock outstanding.  Other than Mr. Scarborough, who owns approximately 4.3%, each Director and Named Executive Officer beneficially owns less than one percent of the Company's outstanding common stock.  All Directors and Executive Officers as a group (24 persons) own approximately 6.3% of the Company's common stock.  The table also includes information about stock options exercisable within 60 days, Deferred Stock Units and performance shares credited to the accounts of each Director and Named Executive Officer under various compensation plans.

4

Name	Common Stock	Stock Options Exercisable Within 60 Days	Deferred Stock Units (1)	Performance Shares (2)
James R. Scarborough	10,000	781,249	-	20,010
Michael E. McCreery	5,000	97,876	-	3,922
Ernest R. Cruse	-	-	-	2,406
Ronald D. Lucas	3,000	87,500	-	2,304
Dennis E. Abramczyk	-	-	-	2,329
Cynthia S. Murray (3)	10,000	-	-	1,928
Vivian O. McDonald (4)	-	-	-	-
Scott J. Davido	872	6,250	743	-
Alan L. Gilman	1,100	16,249	1,036	-
Michael L. Glazer	3,000	16,249	-	-
John T. Mentzer	600	16,249	1,352	-
Margaret T. Monaco	1,400	5,000	-	-
William J. Montgoris	1,315	5,000	-	-
Sharon B. Mosse	-	-	584	-
Walter S. Salmon	1,870	16,249	-	-

All Directors and Executive Officers
as a group (24 persons)	38,157	1,106,727	3,715	43,436

Unless otherwise indicated by footnote, individuals have sole voting and investment power.
_______________________________

(1)           Deferred Stock Units ("DSU") are held under the Stage Stores, Inc. 2003 Non-Employee Director Equity Compensation Plan.  Each DSU is equal in value to a share of Company stock, but does not have voting rights.  Individuals do not have investment power with respect to DSUs.  The number of DSUs credited to a Director's account will be adjusted, as appropriate, to reflect any stock split, any dividend paid in cash and any dividend payable in shares of Company stock.  At the election of the Director upon termination of his or her service as a Director, the DSUs will be distributed to the Director either (i) in cash or (ii) in shares of Company stock.

(2)           Performance shares are granted under the Stage Stores, Inc. Amended and Restated 2001 Equity Incentive Plan.  These performance shares have a three-year performance period and the payout is contingent upon the relative performance of the value of the Company's common stock versus a designated comparator group over the three-year period.  Depending on actual shareholder return performance at the end of the three year performance period, the actual aggregate number of shares that could be issued ranges from zero to a maximum of two times the amount reflected.  Performance shares earned for a given performance period will only be issued to a participant following the Compensation Committee's review and certification of the actual performance results for the applicable performance period.

(3)           Represents shares of restricted stock with a three-year cliff vesting on August 2, 2007.

(4)           Ms. McDonald's employment with the Company terminated effective September 4, 2004.  Security ownership and other information concerning Ms. McDonald is included in this Proxy Statement because she is deemed a Named Executive Officer as of January 29, 2005 for purposes of this Proxy Statement.

5

____________________________________________________________________________________________________________________________________

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES
____________________________________________________________________________________________________________________________________

In General

                The Board currently consists of ten Directors, eight of whom are Independent Directors as that term is defined under NASDAQ listing standards and the Company's Corporate Governance Guidelines, and two of whom are not Independent Directors by virtue of the fact that they are the Company's Chief Executive Officer and Chief Financial Officer, respectively.

                In January of 2004, the Company retained the services of Korn/Ferry International to work with it in the recruitment of new Directors to add to the Board.  On June 3, 2004, Ms. Monaco and Mr. Montgoris were elected to the Board.  On October 4, 2004, Sharon Mosse was extended an invitation to join the Board and she accepted effective that date.

Corporate Governance

                Corporate Governance Guidelines.  The Board has adopted written Corporate Governance Guidelines (the "Governance Guidelines") to assist the Board in the exercise of its corporate governance responsibilities.  The purpose of the Governance Guidelines is to provide a structure within which Directors and the Company's management can monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing shareholder value over the long term.  The Governance Guidelines are available on the Company's website at www.stagestoresinc.com.  They can be accessed by clicking "Investor Relations", then "Corporate Governance", then "Corporate Governance Guidelines."

                Director Independence.  The Governance Guidelines require that a majority of the Directors must be Independent Directors and that no more than two of the Company's executive officers may serve on the Board at the same time.  Eight of the Company's ten Directors are Independent Directors and all members of the Audit, Compensation and Corporate Governance and Nominating Committee are Independent Directors.

                Lead Independent Director.  The Governance Guidelines provide that if the Chairman of the Board is not an Independent Director, the Independent Directors must appoint a Lead Independent Director.  Since Mr. Scarborough, the Chairman of the Board, is not an Independent Director, the Independent Directors have appointed Mr. Gilman as the Lead Independent Director.  The Lead Independent Director is required to perform the following duties:

• Coordinate the activities of the Independent Directors;

•  Provide the Chairman of the Board with input on agendas for the Board and Board committee meetings;

• Coordinate and develop the agenda for, and chair executive sessions and other meetings of, the Independent Directors;

• Facilitate communications between the Chairman of the Board and the other members of the Board, including communicating other  members' requests to call special meetings of the Board;

•Discuss the results of the Chief Executive Officer's performance evaluation with the Chairman of the Compensation Committee; and

• Convey to the Chief Executive Officer, together with the Chairman of the Compensation Committee, the results of the Chief Executive Officer's performance evaluation.

6

                Code of Ethics for Senior Officers.  The Board, in order to promote ethical conduct in the practice of financial management throughout the Company, has adopted a Code of Ethics for Senior Officers (the "Code").  The Company believes that, in addition to the Chief Executive Officer, the Chief Financial Officer and the Controller each holds an important and elevated role in corporate governance.  The Code is designed to deter wrongdoing and provides principles to which the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions are expected to adhere and advocate.  These principles embody rules regarding individual and peer responsibilities, as well as responsibilities to the shareholders, the public and others who have a stake in the Company's continued success and reputation for excellence.  The Code is available on the Company's website at www.stagestoresinc.com.  It can be accessed by clicking "Investor Relations", then "Corporate Governance", then "Code of Ethics for Senior Officers."  The Company intends to disclose future amendments to certain provisions of the Code, or waivers of such provisions granted to Directors and executive officers, if any, on its website within four business days following the date of such amendment or waiver or as otherwise may be required by the SEC.

                Code of Ethics and Business Conduct.  The Board has also adopted a Code of Ethics and Business Conduct (the "Code of Ethics"), which is the basic set of policies and procedures governing the behavior of all Directors, executive officers, and other employees of the Company (each employee an "Associate" and collectively the "Associates") in conformance with NASDAQ Rule 4350(n).  It is the Company's policy to adhere to the highest standards of business ethics in all of its business activities.  When Associates are engaged in any activity concerning the Company, its customers, competitors, suppliers, other Associates, shareholders or the general public, they must maintain standards of uncompromising integrity and conduct themselves in a professional manner with a positive, supportive attitude about the Company.  The Code of Ethics is available on the Company's website at www.stagestoresinc.com.  It can be accessed by clicking "Investor Relations", then "Corporate Governance", then "Code of Ethics and Business Conduct."  The Company intends to disclose future amendments to certain provisions of the Code of Ethics, or waivers of such provisions granted to Directors and executive officers, if any, on its website within four business days following the date of such amendment or waiver or as otherwise may be required by NASDAQ or the SEC.

                Non-Accounting Complaints.  The Company has established procedures to enable anyone who has a concern about a violation of the Code of Ethics and Business Conduct or any other Company policy to report that concern through normal Company channels or anonymously.  An Anonymous Ethics Hotline is maintained by an independent third party and is available 24 hours a day, 7 days a week.

                Accounting Complaints.   The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.  These procedures, which are incorporated into the Company's Code of Ethics and Business Conduct, (i) set forth a statement about the Company's commitment to comply with the laws; (ii) encourage employees to inform the Company of conduct amounting to a violation of the applicable standards; (iii) describe prohibited conduct; (iv) set forth compliance procedures that employees can easily use, including making anonymous complaints, and (v) provide assurances that there will be no retaliation for reporting suspected violations.

Stock Ownership by Directors

                The Board believes that Directors should be shareholders and have a financial stake in the Company in an amount that a Director deems appropriate.  While the Board does not believe it appropriate to specify the level of stock ownership for individual Directors, it is anticipated that each Director will develop and maintain a stock position in the Company with an original investment of at least $50,000 (the "Original Investment").  In determining whether the Director has achieved the Original Investment, the Director can include (i) a Director's tax basis in any stock acquired by the Director in open market purchases, and (ii) the amount of any Director fees which the Director has designated to be used for the acquisition of restricted stock or Deferred Stock Units under the Company's 2003 Non-Employee Director Equity Compensation Plan.  Directors have three years from the date of their initial election to the Board to achieve the Original Investment.

7

Directors Meetings

                Board Meetings.  The Board held four meetings during 2004.  During 2004, no current Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and of meetings held by committees of the Board on which he or she was a member.  In addition to regularly scheduled meetings, a number of Directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

                Executive Sessions.  As described in the Governance Guidelines, the Independent Directors meet in regularly scheduled executive sessions without members of the Company's management.

                Annual Meeting.  It is the Board's policy that Directors should attend the Company's annual meeting of  shareholders absent exceptional cause.  Last year, all Directors attended the annual meeting of shareholders with the exception of Ms. Mosse, who did not become a Director until October 4, 2004.

Standing Committees

                The Board has the following standing committees: Audit, Compensation, and Corporate Governance and Nominating.  Each committee operates under a written charter which is periodically reviewed by the respective committee and the Corporate Governance and Nominating Committee.

Audit Committee

                In General.  The members of the Audit Committee are Alan Gilman (Chairman), Scott Davido, William Montgoris and Walter Salmon, all of whom are Independent Directors.  The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements and internal controls of the Company.  The Audit Committee's primary responsibilities and duties are (i) to monitor the integrity of the Company's financial process and systems of internal controls regarding finance, accounting and legal compliance, (ii) to select, retain, terminate, determine compensation and oversee the work of the Company's independent registered public accounting firm, (iii) to ensure the independence and monitor the performance of the Company's independent registered public accounting firm and the performance of the Company's internal auditing department, (iv) to provide an avenue of communication between the independent registered public accounting firm and the Company's internal auditing department, and (v) to provide an avenue of communication among the independent registered public accounting firm, management, the Company's internal auditing department and the Board.  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and duties, and it has direct access to the independent registered public accounting firm as well as anyone in the Company.  The Audit Committee has the ability to engage, at the Company's expense, independent counsel and other advisers as it determines necessary to carry out its duties.  The Audit Committee met eight times in 2004. The Audit Committee Report begins on page 22.

                Audit Committee Charter.  A copy of the Charter for the Audit Committee is included as Appendix A to this Proxy Statement.  The Charter is also available on the Company's website at www.stagestoresinc.com.  It can be accessed by clicking "Investor Relations", then "Corporate Governance", then "Audit Committee Charter."

                Audit Committee Financial Expert.  The Board has determined that Messrs. Davido, Gilman, Montgoris and Salmon are Audit Committee Financial Experts, as that term is defined by the SEC.

8

Compensation Committee

                In General.  The members of the Compensation Committee are Michael Glazer (Chairman), Alan Gilman John Mentzer, Margaret Monaco and Sharon Mosse, all of whom are Independent Directors.  The primary function of the Compensation Committee is to administer the salary, bonus and other long-term incentive programs for the executive officers of the Company.  The Compensation Committee met four times in 2004.  The Compensation Committee Report begins on page 12.

                Compensation Committee Charter.  The Compensation Committee Charter is available on the Company's website at www.stagestoresinc.com.  It can be accessed by clicking "Investor Relations", then "Corporate Governance", then "Compensation Committee Charter."

Corporate Governance and Nominating Committee

                In General.  The members of the Corporate Governance and Nominating Committee are Scott Davido (Chairman), Michael Glazer, John Mentzer, Margaret Monaco, William Montgoris and Walter Salmon, all of whom are Independent Directors.  The Corporate Governance and Nominating Committee's primary functions are (i) to maintain and review the Governance Guidelines and propose changes to the Governance Guidelines as corporate governance developments warrant, (ii) to consider any Director candidates recommended by shareholders, (iii) to identify, recruit and recommend potential candidates for nomination as Directors to the Board and to nominate Directors for membership on Board committees, and (iv) to evaluate the overall performance of the Board.  The Corporate Governance and Nominating Committee assists the Board in fulfilling its corporate governance and oversight responsibilities by reviewing corporate governance issues that may be brought before the Board, by exercising oversight over the Governance Guidelines, by nominating qualified individuals as Directors and reviewing their performance, and by reviewing applicable laws and regulations related to corporate governance matters.  Annually, the Corporate Governance and Nominating Committee evaluates the overall performance of the Board and the Governance Guidelines.  Periodically, the Corporate Governance and Nominating Committee reviews the compensation paid to the Directors.  The Corporate Governance and Nominating Committee met four times during 2004.

                Corporate Governance and Nominating Committee Charter.  The Charter for the Corporate Governance and Nominating Committee is posted on the Company's website at www.stagestoresinc.com.  It can be accessed by clicking "Investor Relations", then "Corporate Governance", then "Charter for the Corporate Governance and Nominating Committee."

                Evaluation of the Directors, the Guidelines and the Board's Performance.  With input from the other Directors, the Corporate Governance and Nominating Committee reports annually to the Board on its evaluation of the Directors, the Governance Guidelines, the committee charters, any other corporate governance policies, and the overall performance of the Board and any and all related party transactions (transactions involving the Company and any executive officer, Director, employee or their affiliates and immediate families), if any.  Its evaluation is discussed with the full Board.  With respect to the Board, the evaluation is of the Board's overall performance as a whole and specifically reviews areas in which the Board and management believes a better contribution could be made.  The purpose of the evaluation is to increase the corporate governance effectiveness of the Board, not to target individual Directors.  The Corporate Governance and Nominating Committee is responsible for establishing the evaluation criteria and implementing the process for the annual evaluation.

9

                Director Qualifications; Process for Identifying and Evaluating Nominees.  Nominees for Director must possess the following minimum qualifications: broad experience, wisdom, integrity, the ability to make independent analytical inquiries, an understanding of the Company's business environment, and a willingness to devote adequate time to Board duties.  The Corporate Governance and Nominating Committee is responsible for assessing the appropriate balance of skills and qualifications required of Directors.  In identifying and evaluating nominees for Director, including nominees recommended by shareholders, the Corporate Governance and Nominating Committee will implement such process as it deems appropriate including, in its sole discretion, retaining a third party or third parties to identify or evaluate or assist in identifying or evaluating potential nominees.  However, at a minimum, each nominee for Director must (i) meet the minimum qualifications set forth above, (ii) have at least one interview with the Corporate Governance and Nominating Committee and with any other Board member who requests an interview, and (iii) complete and sign the Company's Director Questionnaire in a form deemed appropriate by the Board prior to his or her nomination to the Board.  Each Director must no less than annually complete and sign a Director Questionnaire in a form deemed appropriate by the Board.  In the event any information contained on a Director's most recent Director Questionnaire becomes incomplete or inaccurate, it is the responsibility of the Director to provide complete and accurate information to the Corporate Governance and Nominating Committee within thirty days.  When formulating its Director recommendations, the Corporate Governance and Nominating Committee will also consider any advice and recommendations offered by the Company's Chief Executive Officer and any other members of the Board.

                Consideration of Shareholder Nominees.  When formulating its Director recommendations, the Corporate Governance and Nominating Committee will also consider any written recommendations received from shareholders of the Company identifying the nominee and stating his or her qualifications.  The Corporate Governance and Nominating Committee evaluates all nominees for Director in the same manner regardless of the source of the recommendation.  For the Annual Meeting of Shareholders in 2006, recommendations for Director nominees must be submitted in writing by January 11, 2006 to the Corporate Governance and Nominating Committee, c/o Michael E. McCreery, Secretary, Stage Stores, Inc., 10201 Main Street, Houston, Texas 77025, and must include the names of such nominees, together with their qualifications for service as a Director of the Company.

Compensation of Directors

                Directors who are full-time employees of the Company receive no additional compensation for serving on the Board.  Directors who are not full-time employees of the Company receive the following compensation:

                Annual Retainer.  Directors receive a $30,000 Annual Retainer, which is earned and paid pro rata over their term at the beginning of each month.  The Annual Retainer is intended to compensate the Director for attendance at regularly scheduled quarterly Board meetings and Board Committee meetings held in conjunction with quarterly Board meetings, as well as periodic consultation and participation in teleconference meetings held for periodic Board updates.

Lead Independent Director Retainer.  In addition to the Annual Retainer, the Lead Independent Director receives a $70,000 Lead Independent Director Retainer, which is earned and paid pro rata over his or her term at the beginning of each month.  The Lead Independent Director Retainer is intended to compensate the Lead Independent Director for the additional duties set forth in the Governance Guidelines.

                Special Meeting Fee.  Directors receive a Special Meeting Fee of $1,500 per meeting for (a) their preparation and attendance at periodic meetings of the Board and Board Committees (which may be held by teleconference) called for the purpose of specific actions by the Board or Board Committee (consents, resolutions, etc.) and held at times other than in conjunction with regular quarterly meetings of the Board, and (b) their preparation and attendance at "ad hoc" Board Committee assignments held at times other than in conjunction with regular quarterly meetings of the Board.

                Committee Chairman Fee.  The Chairman of each Board Committee receives a Committee Chairman Fee of $3,000 per year, which is earned and paid pro rata over the Chairman's term at the beginning of each month.

                Stock Options.  Upon their initial election to the Board on August 24, 2001, Messrs. Davido, Gilman, Glaser, Mentzer and Salmon were granted options to purchase 20,000 shares of the Company's common stock in three equal groupings with per share exercise prices of $13.75, $15.00 and $16.25, respectively.  Those options vest 25% of each grouping per year over four years from the date of grant and will expire if not exercised ten years from the date of grant.

10

                As was the case with Ms. Monaco, Mr. Montgoris and Ms. Mosse, upon a new Director's initial election to the Board, the Director will be granted options to purchase 20,000 shares of the Company's common stock with an exercise price equal to the average high and low prices of the Company's common stock for the five trading days prior to the date the Director is elected to the Board (the "Base Options").  The exercise price of Ms. Monaco's and Mr. Montogris' Base Options was $37.50 and of Ms. Mosse's Base Options was $34.20.  The Base Options will vest 25% per year over four years from the date of grant and will expire if not exercised within ten years from the date of grant.

                Upon a Director's reelection to the Board, the Director will be granted options to purchase 2,500 shares of the Company's common stock with an exercise price equal to the average high and low prices of the Company's common stock for the five trading days prior to the date the Director is reelected to the Board (the "Reelection Options").  The Reelection Options will vest 50% after two years and 50% after four years from the date of grant and will expire if not exercised within ten years from the date of grant.

                A Director will forfeit any unvested Base Options and Reelection Options if the Director ceases to be a Director at any time prior to their vesting date other than due to (i) the fact that the Director's age prohibits the Director from serving as a Director, (ii) death, or (iii) permanent disability (as determined by the Board), at which time the unvested Base Options and Reelection Options will fully vest.

Restricted Stock; Deferred Stock Units.  Under the Company's 2003 Non-Employee Director Equity Compensation Plan (the "Directors' Plan"), a Director may elect to receive the Annual Retainer, the Lead Independent Director Retainer, the Committee Chairman Fee and such other compensation as the Board may deem appropriate, as the case may be, either (a) in restricted stock, Deferred Stock Units ("DSU"), cash, or a combination of restricted stock, Deferred Stock Units and cash at the time that such compensation is earned, or (b) in cash or restricted stock at a later date.  Any issuance of restricted stock in lieu of cash will be made by the Company on such terms and conditions as the Board may establish.  In any event, in order to receive restricted stock, a Director must, at a minimum, (a) notify the Company of his or her election to receive restricted stock by executing an applicable Election Form, and (b) execute a Shareholder Agreement by which the Director agrees not to sell any of the restricted stock until the Director leaves the Board.

Each DSU is equal in value to a share of Company stock, but does not have voting rights.  Individuals do not have investment power with respect to DSUs.  The number of DSUs credited to a Director's account will be adjusted, as appropriate, to reflect any stock split, any dividend paid in cash and any dividend payable in shares of Company stock.  At the election of the Director upon termination of his or her service as a Director, the DSUs will be distributed to the Director either (i) in cash, or (ii) in shares of Company stock.

                Reimbursement of Expenses.  Directors are reimbursed for actual expenses they incur while attending, or otherwise participating in, Board meetings, Board Committee meetings and "ad hoc" committee assignments.

____________________________________________________________________________________________________________________________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
_______________________________________________________________________________________________________________________________

Transactions with Management and Others

                There were no transactions between the Company and any Director or nominee for election as a Director during 2004.

                Since February 1, 2004, the Company has paid $66,455 to Flight One, Inc. for actual expenses related to the use of an airplane.  Flight One, Inc. is solely owned by Herman Sadler, the father-in-law of Russell Lundy, II, an executive officer of the Company.

Certain Business Relationships

Other than those related to their employment with the Company in the case of employee Directors James R. Scarborough and Michael E. McCreery, there were no business relationships between the Company and any Director during 2004.

11

____________________________________________________________________________________________________________________________________

COMPENSATION COMMITTEE REPORT
_______________________________________________________________________________________________________________________________

Compensation Policies for Executive Officers

In General.  The Compensation Committee of the Board (the "Committee") is comprised of the five Directors listed below, all of whom are Independent Directors.  The Committee administers all executive officer compensation plans and approves all of the policies under which compensation is paid or awarded to the Company's executive officers, including the Named Executive Officers.  The Company's executive officer compensation program is designed to align the interests of senior management with those of the Company's shareholders.  It is primarily intended to (i) provide appropriate incentives designed to aid in ensuring the accomplishment of the Company's performance and financial objectives, (ii) help ensure that the Company is able to attract, motivate and retain top-quality management personnel, and (iii) ensure that an appropriate portion of executive officer compensation is variable and dependent upon the accomplishment of specific performance and financial objectives as well as increases in shareholder value.

The Company's basic compensation program for executive officers currently consists of the following three elements:  (i) base salary ("Base Salary"), (ii) pay for performance ("Incentive Bonus") and (iii) long-term performance based incentives including stock options, restricted stock, performance shares, and other performance based stock unit vehicles ("Equity Incentive Awards").  It is the philosophy of the Committee to allocate a significant portion of compensation to variable performance-based compensation in order to reward executive officers for high achievement.  As described below, each element of the Company's executive compensation program has a somewhat different purpose. To enable the Company to obtain tax deductions for the full amount of performance‑based compensation and awards under pertinent tax law, the Company's shareholders approved the material terms of performance goals for the five-year period between the 2004 and 2009 annual meetings at the 2004 Annual Meeting.

            The Committee believes that its principal responsibility is to incentivize and reward executive officer performance that will lead to long-term enhancement of shareholder value.  Therefore, the Committee's judgments regarding executive officer compensation in 2004 were primarily based upon the Committee's assessment of each executive officer's leadership performance and potential to enhance long-term shareholder value, rather than short term changes in the Company's stock price.

            Key factors affecting the Committee's judgments included the nature and scope of the executive officer's responsibilities and his or her effectiveness in leading the Company's initiatives to successfully increase customer satisfaction, enhance Company growth, and propose, implement and ensure compliance with Company policies.   The Committee also considered the compensation practices and performances of other major corporations that are most likely to compete with the Company for the services of executive officers.  Based upon all factors which it considered relevant, the Committee considered it appropriate, and in the best interest of the shareholders, to set the overall level of the executive officer Base Salary, Incentive Bonus and Equity Incentive Awards in order to enable the Company to continue to attract, retain and motivate the highest level of executive officer leadership possible.

                Base Salary.  Base Salaries for executive officers are based upon a combination of factors including past individual performance, competitive salary levels, and the individual's potential for making significant contributions to future Company performance.

12

                Incentive Bonuses.  Incentive Bonuses for executive officers and other key employees of the Company and its subsidiaries are determined annually and paid under the Company's Bonus Incentive Plan.  The Committee selects employees eligible to participate in the Bonus Incentive Plan.  Each year, the Committee determines the specific annual bonus for each executive officer of the Company.  Incentive Bonuses under the Bonus Incentive Plan are based on (i) the Company's Pre-Tax Income and (ii) the Company's comparable stores sales increases versus a designated comparator group, or some combination of those business criteria.  Normal Incentive Bonus amounts paid can range from 0% up to 150% of Base Salary based upon actual results, subject to certain adjustments specified by the Committee in writing.  Incentive Bonuses are paid as soon as practicable following these determinations, except that the Committee may require deferral of, or may permit a participant to elect to defer, all or part of his or her Incentive Bonus.

                Fiscal 2004 Incentive Bonuses and Payments.  On March 18, 2005, the Committee approved the payment of Incentive Bonuses in 2005 for 2004 fiscal year performance to eight executive officers, including all Named Executive Officers.  The Committee recognized that the Incentive Bonuses were negatively affected by the impact of the lease accounting changes reported by the Company in a Form 8-K filed on March 21, 2005.  The Committee considered the fact that the lease accounting changes did not impact the trend of operations or net cash flow.  As approved by the Company's shareholders, the business criteria described above are subject to adjustments by the Committee to remove or add the effect of unusual events.  In addition, the Incentive Bonuses are subject to modification at the discretion of the Committee.  The Committee, after consulting with its outside compensation consultant and considering all relevant information, concluded that the impact of the lease accounting changes constituted an unusual event which should not negatively affect the amount of the Incentive Bonuses to be paid in 2005.  Therefore, the Committee approved the payment of additional, discretionary Incentive Bonuses to each of the eight executive officers in the aggregate amount of approximately $268,000 to offset the negative impact of the lease accounting changes and to reward those individuals to the full extent they would have been rewarded had the lease accounting changes not been made.

Equity Incentive Awards.  Equity Incentive Awards are long-term performance awards and are an important performance-based component of senior executive compensation.  Equity Incentive Awards are granted under the Company's Amended and Restated 2001 Equity Incentive Plan (the "Plan"), which was designed to motivate executive officers and other key employees to contribute to the long-term growth of shareholder value.  This approach is designed to encourage the creation of long-term shareholder value since the full benefit of such awards cannot be realized unless the stock price exceeds the exercise price.  All Equity Incentive Awards are made under the Plan.  Awards under the Plan can include, but are not be limited to, one or more of the following types, either alone or in any combination thereof:  (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares or units, or (vi) other stock-based awards.

                Perquisites.  The Company provides its Named Executive Officers with perquisites that the Company believes are reasonable, competitive and consistent with the Company's overall executive compensation plan.  These perquisites include an automobile allowance and a financial planning allowance.

                Other Compensation.  The Committee reviewed the Company's executive retirement plans and the methods by which benefits are earned under the plans.  The Committee found the plans to be appropriate components of the Company's executive officer compensation program.

Policy on Tax Deductibility of Compensation

                Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company's chief executive officer or any of the company's four other most highly compensated executive officers who are employed as of the end of the year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders.)  The Committee's policy is to design compensation programs that further the best interests of the Company and its shareholders and that preserve the tax deductibility of compensation expenses.  Incentive Bonuses paid to executive officers under the Company's Bonus Incentive Plan and stock options and Performance Shares granted under the Company's Amended and Restated 2001 Equity Incentive Plan are designed to qualify as performance-based compensation.

13

Basis for Chief Executive Officer Compensation

The compensation policies described above also applied to the compensation of Mr. Scarborough.  The Committee is directly responsible for making recommendations to the Board for approval of his salary level.  The overall compensation package of Mr. Scarborough is designed to recognize the fact that he bears primary responsibility for effective management and operation of the Company's business, the development of a successful business plan, the implementation of changes in long-term strategy initiatives to lay the foundation for the Company's stable and steady growth and for increasing shareholder value.  Accordingly, a substantial portion of his compensation is incentive-based, providing greater compensation as the direct and indirect financial measures of shareholder value increase.

For 2004, Mr. Scarborough earned $930,769 in Base Salary and was awarded a $486,638 Incentive Bonus.  In 2004, the Committee awarded Mr. Scarborough 9,000 performance shares based on his responsibilities, prior year performance and Base Salary.  The specific basis for the Committee's determinations regarding Mr. Scarborough's compensation in 2004 included the Company's performance for the 2004 fiscal year, his leadership role in the strategic repositioning of the Company's assets in 2004, specifically the sale of Peebles' private label credit card portfolio, and his commitment to shaping an agenda to enhance long-term shareholder value.  Mr. Scarborough's Base Salary was raised to $1,000,000 effective April 3, 2005.

Compensation Committee Interlocks and Insider Participation

                None of the members of the Compensation Committee has ever been an officer or an employee of the Company or its subsidiaries.  No executive officer of the Company serves on any other boards of directors with any of the Company's Directors other than the Company's Board.

Conclusion

                In order to ascertain that compensation levels of executive officers are generally reasonable and competitive, the Committee reviews compensation surveys and certain publicly available compensation information disclosed by comparable companies and other retailers in their proxy statements and retains the services of outside compensation consultants.  Through the programs described above, a significant portion of the Company's executive officers' compensation is linked directly to performance.  The Committee believes that existing compensation policies and programs are competitive and effectively align executive officer compensation with the Company's goal of maximizing the return to shareholders.

                The foregoing Compensation Committee Report is provided by the following Directors, who constitute all of the members of the Compensation Committee:

Michael L. Glazer (Chairman)                             Margaret T. Monaco
Alan L. Gilman                                                      Sharon B. Mosse
John T. Mentzer

____________________________________________________________________________________________________________________________________

EXECUTIVE COMPENSATION
____________________________________________________________________________________________________________________________________

The following table set forth information concerning compensation for the last three fiscal years for services rendered by:  (i) the Chief Executive Officer, (ii) the other five most highly compensated executive officers of the Company at January 29, 2005 and (iii) Vivian McDonald who would have been one of the four most highly compensated executive officers of the Company but for the fact that she was not serving as an executive officer as of January 29, 2005 (together with Mr. Scarborough, the "Named Executive Officers"):

14

		Annual Compensation			Long-term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards (3)	Securities Underlying Stock Options (#)(4)	All Other Compensation ($)(5)

James R. Scarborough	2004	930,769	486,638	146,468	-	-	26,222
Chairman, Chief Executive	2003	850,000	318,750	142,832	-	-	2,622
Officer and President	2002	832,693	879,800	195,784	-	-	2,622

Michael E. McCreery	2004	415,385	188,679	75,602	-	-	3,989
Executive Vice President and	2003	375,000	121,875	70,205	-	-	3,030
Chief Financial Officer	2002	370,673	336,400	90,773	-	-	1,884

Ernest R. Cruse	2004	328,077	112,695	63,118	-	-	1,669
Executive Vice President,	2003	320,000	80,000	67,302	-	-	1,628
Store Operations	2002	317,899	220,800	75,977	-	-	1,542

Ronald D. Lucas	2004	308,077	105,865	59,855	-	-	2,913
Executive Vice President,	2003	300,000	75,000	58,017	-	-	2,838
Human Resources	2002	295,673	207,000	71,459	-	-	2,472

Dennis E. Abramcyzyk	2004	312,115	107,573	61,361	-	-	2,951
Executive Vice President,	2003	300,000	75,000	58,410	-	-	2,838
General Merchandise Manager	2002	295,673	207,000	70,647	-	-	2,333

Cynthia S. Murray (6)	2004	180,289	114,031	157,889	10,000	60,000	279
Executive Vice President,
General Merchandise Manager

Vivian O. McDonald (7)	2004	232,211	58,909	72,645	-	-	184,414
Executive Vice President,	2003	345,000	86,250	64,617	-	-	5,096
General Merchandise Manager	2002	340,673	238,100	77,881	-	-	4,858

15

______________________________

(1)           Salary and bonus amounts include any amounts deferred under the Executive Deferred Compensation Plan.  Amounts reflect bonuses earned during the fiscal year covered (and paid during the subsequent fiscal year).  In the case of Ms. Murray, the amount also includes a $50,000 bonus paid upon commencement of her employment with the Company.

(2)           The 2004 amounts disclosed in this column include (i) deferred compensation matching contributions of $143,706 for Mr. Scarborough, $62,405 for Mr. McCreery, $46,103 for Mr. Cruse, $43,360 for Mr. Lucas, $44,058 for Mr. Abramczyk, $38,215 for Ms. Murray and $44,897 for Ms. McDonald, (ii) moving expense of $83,743 for Ms. Murray, (iii) gross up of taxes of $44,501 for Ms. Murray and (iv) other awards of $20,661 for Ms. McDonald.

                The 2003 amounts disclosed in this column include deferred compensation matching contributions of $118,889 for Mr. Scarborough, $51,554 for Mr. McCreery, $44,816 for Ms. McDonald, $42,026 for Mr. Cruse and $39,366 for each Mr. Lucas and Mr. Abramczyk.

The 2002 amounts disclosed in this column include deferred compensation matching contributions of $173,226 for Mr. Scarborough, $75,236 for Mr. McCreery, $59,248 for Ms. McDonald, $55,710 for Mr. Cruse, $52,096 for Mr. Lucas and $52,113 for Mr. Abramczyk.

Perquisites provided to any named Executive Officer did not exceed the lesser of $50,000 or 10% of total Base Salary and Incentive Bonus.

(3)           Represents shares of restricted stock with a three-year cliff vesting on August 2, 2007.

(4)           Excludes performance shares granted under the Company's Amended and Restated 2001 Equity Incentive Plan.

(5)           Amounts shown reflects premiums paid for life insurance.  In the case of Ms. McDonald, the amount shown also includes severance payments of $179,135.

(6)           Ms. Murray's employment with the Company began on August 2, 2004 at a Base Salary of $375,000.

(7)           Ms. McDonald's employment with the Company terminated effective September 4, 2004.  Her Base Salary was $350,000.

STOCK OPTIONS

Stock Option Grants During 2004

                Other than to Ms. Murray, there were no stock options granted to the Named Executive Officers during 2004.  The Company did not adjust or amend the exercise price of stock options previously awarded to any of the Named Executive Officers, whether through amendments, cancellation or replacement grants, or any other means ("repriced"), during 2004.

Aggregated Stock Option Exercises During 2004 and 2004 Year-End Stock Option Values

                The following table summarizes exercises of stock options by the Named Executive Officers during 2004, as well as the number and value of all unexercised options held by those Named Executive Officers as of January 29, 2005:

16

AGGREGATED STOCK OPTIONS EXERCISES IN 2004,
AND JANUARY 29, 2005 STOCK OPTION VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Stock Options at	Stock Options at
			1/29/2005 (#)	1/29/2005 ($) (2)
	Shares Acquired	Value Realized	Exercisable/	Exercisable/
Name of Executive	on Exercise (#)	($)(1)	Unexercisable	Unexercisable

James R. Scarborough	100,000	2,575,624	781,249/293,751	18,398,414/6,964,836

Michael E. McCreery	78,372	1,959,435	97,876/58,752	2,320,640/1,393,010

Ernest R. Cruse	37,500	831,530	-/37,500	-/889,125

Ronald D. Lucas	12,500	337,524	100,000/37,500	2,355,375/889,125

Dennis E. Abramczyk	112,500	2,813,248	-/37,500	-/889,125

Cynthia S. Murray (3)	-	-	-/60,000	-/190,800

Vivian O. McDonald (4)	37,500	747,563	-/-	-/-

_________________________

(1)           Value realized is based upon the fair market value of the common stock at the exercise date minus the exercise price and before income taxes payable as a result of the exercise.

(2)           Value is based upon the closing price of the common stock on January 28, 2005 of $38.71 minus the average exercise price.

(3)           Ms. Murray's employment with the Company began on August 2, 2004.

(4)           Ms. McDonald's employment with the Company terminated effective September 4, 2004.

17

CONTINGENT LONG-TERM PERFORMANCE SHARE AWARDS IN 2004

                In 2004, Named Executive Officers were awarded an aggregate of 12,230 performance shares based on each executive's responsibilities, prior year performance, and Base Salary.  The following table provides information concerning the performance shares awarded to the Named Executive Officers in 2004:

Name of Executive	Number of Performance Shares (1)	Performance Period (1)
James R. Scarborough	9,000	2004 to 2007
Michael E. McCreery	1,100	2004 to 2007
Ernest R. Cruse	710	2004 to 2007
Ronald D. Lucas	710	2004 to 2007
Dennis E. Abramczyk	710	2004 to 2007
Cynthia S. Murray	-	-
Vivian D. McDonald	-	-

(1)           The performance shares have a three-year performance period commencing on February 1, 2004 and ending on February 3, 2007.  The payout of the performance shares is contingent upon the relative performance of the value of the Company's common stock versus a designated comparator group over the three-year period.  Depending on actual shareholder return performance at the end of the three year performance period, the actual aggregate number of shares that could be issued ranges from zero to a maximum of two times the amount reflected.  Performance shares earned for a given performance period will only be issued to a participant following the Compensation Committee's review and certification of the actual performance results for the applicable performance period.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                The following table is as of January 29, 2005 and provides information concerning (a) the Company's Amended and Restated 2001 Equity Incentive Plan (the "2001 Plan"), under which the Company's common stock is authorized for issuance to officers, Directors and other key employees in the form of restricted stock, upon the exercise of stock options granted to them and as the result of performance shares granted to them, and (b) the Company's 2003 Non-Employee Director Compensation Plan (the "Directors' Plan"), under which the Company's common stock is authorized for issuance to non-employee Directors in lieu of all or a portion of their cash compensation if they so elect.

18

( c )
Number of securities
	( a )				remaining available for
	Number of securities		( b )		future issuance under
	to be issued upon		Weighted-average		equity compensation
	exercises of		exercise price of		plans (excluding
	outstanding options,		outstanding options,		securities reflected
Plan category	warrants and rights		warrants and rights		in column (a))

Equity compensation plans
approved by security holders
2001 Plan	2,683,734		$19.32		1,370,709	(1)
Directors' Plan	3,715	(2)	-	(3)	96,285

Equity compensation plans not approved by security holders
	-		-		-

Total	2,687,449		$19.32		1,466,994

(1)           The number of securities remaining available for future issuance under the 2001 Plan has also been reduced to reflect an aggregate maximum of 36,880 shares that may be issued as a result of the grant of performance shares and 10,000 shares of restricted stock issued under the 2001 Plan.

(2)           Reflects Deferred Stock Units ("DSUs") issued under the Directors' Plan.  The number of DSUs credited to a Director's account is computed by dividing (i) the amount of compensation the Director has elected to defer by (ii) the average of the high and low prices of the Company's stock for the five trading days prior to the first day of the term of the Director during which the election has been made.  An election, once made, is irrevocable for the applicable period to which it relates.  The number of shares of common stock to be distributed to a Director will be equal to the number of DSUs credited to a Director's account.

(3)           Not applicable.

STOCK PRICE PERFORMANCE GRAPH

                The following graph shows changes from August 30, 2001 (the first day of trading after the Company emerged from bankruptcy on August 24, 2001) through January 28, 2005 (the last trading date in fiscal 2004) in the value of $100 invested in (1) the Company's common stock, (2) the Standard & Poor's 500 Index, and (3) the Standard & Poor's 500 Retail Index.  The values of each investment are based on share price appreciation plus, in the case of the indices, dividends paid in cash, with dividends reinvested.  The Company did not pay dividends during the period indicated.  The calculations exclude trading commissions and taxes.

19

Date	Stage Stores, Inc.	S&P 500 Index	S&P 500 Retail Index
	■	●	▲
8/30/2001	$100.00 (1)	$100.00	$100.00
2/1/2002	$286.23	$94.71	$110.37
1/31/2003	$192.27	$72.22	$78.95
1/30/2004	$343.22	$95.46	$117.11
1/28/2005	$410.06	$98.85	$133.46

(1)  Based upon $9.44 closing price on first day of trading after bankruptcy emergence as provided by the Pink Sheets.

EMPLOYMENT AGREEMENTS

                In General.  The Company has Employment Agreements (the "Agreements") with James Scarborough, Michael McCreery,  Ernest Cruse, Ron Lucas, Dennis Abramczyk and Cynthia Murray (collectively, the "Executives").  Ms. McDonald's Employment Agreement with the Company terminated effective September 4, 2004.  Under the terms of the respective Agreements, Mr. Scarborough is employed as Chairman of the Board, Chief Executive Officer and President, Mr. McCreery is employed as Executive Vice President and Chief Financial Officer, Ms. McDonald was employed as Executive Vice President, General Merchandise Manager, Ms. Murray is employed as Executive Vice President, General Merchandise Manager, Mr. Cruse is employed as Executive Vice President, Store Operations, Mr. Lucas is employed as Executive Vice President, Human Resources, and Mr. Abramczyk is employed as Executive Vice President, General Merchandise Manager.  The Agreements provide for a Base Salary, as well as Incentive Compensation based upon the Company's operating results for the applicable fiscal year and any extraordinary, unusual or non-recurring items realized or incurred by the Company during the applicable fiscal year deemed appropriate by the Board.  The Agreements also provide for perquisites such as an automobile allowance and a financial planning allowance and the Executives' participation in all other bonus and benefit plans available to executive officers of the Company.  Other than Ms. Murray, the Employment Agreements of these executive officers are included as exhibits to the Company's 2001 and 2002 Annual Reports on Form 10‑K.  Ms. Murray's Employment Agreement is attached as an exhibit to the Company's Quarterly Report on Form 10‑Q as filed August 30, 2004.

20

Mr. Scarborough and Mr. McCreery.  The Employment Agreements of Mr. Scarborough and Mr. McCreery provide that if the Executive is terminated by the Company for Good Cause (as defined in the Agreement), he will be entitled to receive any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of termination, and he will automatically forfeit any unvested stock options, warrants or similar rights in the Company as of the date of termination.  If he is terminated by the Company without Good Cause or terminates employment with the Company for Good Reason (as defined in the Agreement), he will be entitled to receive:  (i) any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of termination, (ii) an amount equal to two times (one and one-half times in the case of Mr. McCreery) the aggregate of the Base Salary plus the Incentive Compensation at the Target Rate (as defined in the Agreement) in effect as of the date of termination, (iii) the Incentive Compensation for the fiscal year in which the termination occurs pro‑rated through the date of termination, (iv) continuation of certain fringe benefits to which he is participating as of the date of termination for a period of 24 months (18 months in the case of Mr. McCreery) from the date of termination, and (v) payment of outplacement services for a period of 24 months (12 months in the case of Mr. McCreery) from the date of termination with payments not to exceed $15,000 for any 12 month period, and he will automatically forfeit any unvested stock options, warrants or similar rights in the Company as of the date of termination.  If the Executive terminates employment with the Company without Good Reason, he will be entitled to receive any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of termination, and he will automatically forfeit any unvested stock options, warrants or similar rights in the Company as of the date of termination.  If a Change in Control (as defined in the Agreement) occurs, and during the period beginning 3 months before and ending 24 months after the Change in Control, the Company or its successor terminates this Agreement without Good Cause or he terminates employment with the Company or its successor with Good Reason, he will be entitled to receive:  (i) any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of the Change in Control or termination, (ii) an amount equal to three times the aggregate of the Base Salary plus the Incentive Compensation at the Target Rate (as defined in the Agreement) in effect as of the date of the Change in Control or termination, (iii) the Incentive Compensation for the fiscal year in which the Change in Control or termination occurs pro‑rated through the date of the Change in Control or termination, (iv) continuation of certain fringe benefits to which he is participating as of the date of Change in Control or termination for a period of 36 months from the date of the Change in Control or termination, (v) payment of outplacement services for a period of 24 months (12 months in the case of Mr. McCreery) from the date of the Change in Control or termination with payments not to exceed $15,000 for any 12 month period, and (vi) continuation of the financial planning allowance for a period of 36 months from the date of the Change in Control or termination, and all his stock options, warrants or similar rights in the Company will immediately become fully and completely vested and exercisable as of the date of the Change in Control or termination and the Company or its successor shall be obligated to compensate him for any options or rights he does not exercise within 60 days of the date of the Change in Control or termination at the price and in the manner described in the Agreement.  If any payment to the Executive subjects him to any excise tax, the Company shall pay him a gross‑up payment to compensate him for the amount of the excise taxes.

Mr. Cruse, Mr. Lucas, Mr. Abramczyk and Ms. Murray.  The Employment Agreements of Mr. Cruse, Mr. Lucas, Mr. Abramczyk and Ms. Murray provide, and the Employment Agreement of Ms. McDonald provided, that if the Executive is terminated by the Company for Good Cause (as defined in the Agreements), the Executive will be entitled to receive any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of termination, and the Executive will automatically forfeit any unvested stock options, warrants or similar rights in the Company as of the date of termination.  If the Executive is terminated by the Company without Good Cause or terminates employment with the Company for Good Reason (as defined in the Agreement), the Executive will be entitled to receive: (i) any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of termination; (ii) an amount equal to one times the aggregate of the Base Salary plus the Incentive Compensation at the Target Rate (as defined in the Agreement) in effect as of the date of termination; (iii) the Incentive Compensation for the fiscal year in which the termination occurs pro-rated through the date of termination; (iv) continuation of certain fringe benefits to which the Executive is participating as of the date of termination for a period of 12 months from the date of termination; and (v) payment of outplacement services, not to exceed $15,000, for a period of 12 months from the date of termination, and the Executive will automatically forfeit any unvested stock options, warrants or similar rights in the Company as of the date of termination.  If the Executive terminates employment with the Company without Good Reason, the Executive will be entitled to receive any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of termination, and the Executive will automatically forfeit any unvested stock options, warrants or similar rights in the Company as of the date of termination.  If a Change in Control (as defined in the Agreement) occurs and Executive is not employed with the Company or its successor thereafter, the Executive will be entitled to receive: (i) any Base Salary earned and unpaid, and certain fringe benefits accrued and unpaid, through the date of the Change in Control or termination; (ii) an amount equal to two times the aggregate of the Base Salary plus the Incentive Compensation at the Target Rate (as defined in the Agreement) in effect as of the date of the Change in Control or termination; (iii) the Incentive Compensation for the fiscal year in which the Change in Control or termination occurs pro-rated through the date of the Change in Control or termination; (iv) continuation of certain fringe benefits to which the Executive is participating as of the date of Change in Control or termination for a period of 24 months from the date of the Change in Control or termination; (v) payment of outplacement services, not to exceed $15,000, for a period of 12 months from the date of the Change in Control or termination; and (vi) continuation of the financial planning allowance for a period of 12 months from the date of the Change in Control or termination, and all stock options, warrants or similar rights of the Executive in the Company will immediately become fully and completely vested and exercisable as of the date of the Change in Control or termination and the Company or its successor shall be obligated to compensate the Executive for any options or rights the Executive does not exercise within 60 days of the date of the Change in Control or termination at the price and in the manner described in the Agreement.  If any payment to the Executive subjects the Executive to any excise tax, the Company shall pay to the Executive a gross-up payment to compensate the Executive for the amount of the excise taxes.

RETIREMENT BENEFITS

Deferred Compensation Plans

The Company has two deferred compensation plans (the "Deferred Compensation Plans") which provide executives, certain officers and key employees of the Company with the opportunity to participate in unfunded, deferred compensation programs that are not qualified under the Internal Revenue Code of 1986, as amended (the "Code").  Generally, the Code and the Employee Retirement Income Security Act of 1974, as amended, restrict contributions to a 401(k) plan by highly compensated employees.  The Deferred Compensation Plans are intended to allow participants to defer income on a pre-tax basis.  Under the Deferred Compensation Plans, participants may defer up to 50% of their base salary and up to 100% of their bonus and earn a rate of return based on actual investments chosen by each participant.  The Company has established grantor trusts for the purposes of holding assets to provide benefits to the participants.  For the plan involving the executive officers and certain other officers, the Company will match 100% of each participant's contributions, up to 10% of the sum of their base salary and bonus.  For the plan involving other key employees, the Company currently matches 50% of each participant's contributions, up to 6% of the participant's compensation offset by what contribution the Company makes to the participant's 401(k) account, if any.  For both plans, Company contributions are vested 100%.  In addition, the Company may, with approval by the Board of Directors, at its sole discretion, make an additional employer contribution in any amount with respect to any participant as is determined in its sole discretion.  The Company's matching contribution expense for the Deferred Compensation Plans was approximately $1.0 and $0.7 million for 2004 and 2003, respectively.

21

401(k) Savings Plans

The Company has a contributory 401(k) savings plan (the "401(k) Plan") covering substantially all qualifying employees. Under the 401(k) Plan, participants may contribute up to 25% of their qualifying earnings, subject to certain restrictions.  The Company currently matches 50% of each participant's contributions, limited up to 6% of each participant's compensation under the Plan. The Company may make an annual discretionary matching contributions.  The Company's matching contributions expense for the 401(k) Plan were approximately $1.0 million in 2004, $0.7 million in 2003 and $0.8 million in 2002.

Frozen Defined Benefit Plans

The Company sponsors a defined benefit plan, which covered substantially all employees who had met eligibility requirements and were enrolled prior to June 30, 1998.  This plan was frozen effective June 30, 1998.  In connection with the Acquisition, the Company acquired the Employees Retirement Plan of Peebles Inc., which covers certain participants who, in 1997, had reached certain age and years of service requirements. This plan was closed to new participants at February 1, 1998.  Benefits for both plans (the "Retirement Plans") are administered through a trust arrangement, which provides monthly payments or lump sum distributions.  Benefits under the plans were based upon a percentage of the participant's earnings during each year of credited service.  Any service after the date the plans were frozen will continue to count toward vesting and eligibility for normal and early retirement for existing participants.

_________________________________________________________________________________________________________________________________

AUDIT COMMITTEE REPORT
_____________________________________________________________________________________________________________________________

                The Audit Committee is comprised of the four Directors listed below, all of whom the Board has determined are Independent Directors.  As described in "Information Relating to the Board of Directors and Committees-Audit Committee" and in the Audit Committee Charter attached as Appendix A to this Proxy Statement, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements and internal controls of the Company by the Company's independent registered public accounting firm.  Management of the Company prepares financial statements, establishes the system of internal controls, and assesses the effectiveness of the Company's internal control over financial reporting.  The Audit Committee met eight times in 2004.

                In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America.

22

                The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their audits, management's assessment of the Company's internal control over financial reporting, Deloitte & Touche's opinions regarding the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.  The Audit Committee also reviewed Management's Report on Internal Control Over Financial Reporting contained the Company's Annual Report on Form 10‑K for the year ended January 29, 2005 as filed with the SEC, as well as Deloitte & Touche LLP's Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10‑K related to its audits of (i) the Company's consolidated financial statements, (ii) management's assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

                The Audit Committee discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended by Statements 89 and 90 as well as other regulations and standards (Communications with Audit Committees).  The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

                The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP that firm's independence.  The Audit Committee has concluded that Deloitte & Touche LLP's provision of non-audit services to the Company and its affiliates is compatible with Deloitte & Touche LLP's independence.

                Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10‑K for 2004 for filing with the SEC.  The Audit Committee also selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2005.

                The foregoing report is provided by the following Directors, who constitute all of the members of the Audit Committee:

Alan L. Gilman (Chairman)	William J. Montgoris
Scott J. Davido	Walter J. Salmon

____________________________________________________________________________________________________________________________________

ITEM 2 - RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005
____________________________________________________________________________________________________________________________________

In General

Upon the recommendation of the Audit Committee, the Board has approved the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2005.  This selection is being presented to the shareholders for their ratification.  Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the selection by the Board of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2005.  Deloitte & Touche LLP has been the Company's independent auditors since the Company's 2000 fiscal year.  The Board has been advised by Deloitte & Touche LLP that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.

                A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting.  He or she will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions during the meeting.  For additional information regarding the Company's relationship with Deloitte & Touche LLP, please refer to the Audit Committee Report in this Proxy Statement.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

                The Company retained Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the "Deloitte Entities") as its independent registered public accounting firm to audit the consolidated financial statements for 2003 and 2004 and to provide various advisory, auditing, and consulting services in 2003 and 2004.  The Company understands the need for the Deloitte Entities to maintain objectivity and independence in their audit of the Company's financial statements and internal controls.  The Company does not use the Deloitte Entities for internal audit work and will only use the Deloitte Entities for non-audit work when the Audit Committee concludes that the Deloitte Entities are the most appropriate provider of that service.  The Audit Committee annually evaluates whether the Company's use of the Deloitte Entities for non-audit services is compatible with the Deloitte Entities' independence.

23

The aggregate fees billed by the Deloitte Entities in 2003 and 2004 for these various services were as follows:

Description of Professional Service	Amount Billed
	2004	2003
Audit Fees are fees for (i) the audit of the Company's annual financial statements, (ii) review of financial statements in the Company's quarterly reports on Form 10-Qs, (iii) the audit of the Company's internal control over financial reporting, (iv) the attestation of Management's Report of Internal Control Over Financial Reporting and (v) for services that are provided by the independent registered public accounting firm in connection with statutory and regulatory filings, such as the sale of the Company's private label credit card portfolio in 2003.	$1,572,065	$460,378

Audit Related Fees are for professional services rendered in connection with benefit plan audits.  In 2003, fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and internal control over financial reporting, including advisory services in connection with the Company's compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations; and are not reported as Audit Fees.  In addition, 2003 fees included professional services rendered in connection with benefit plan audits and consultation in connection with the Peebles, Inc. acquisition and the sale of the Company's private label credit card portfolio.

	$46,500	$98,164
Tax Fees are fees for compliance, tax advice, and tax planning.	$-	$32,070
All Other Fees are fees for any service not included in the first three categories.	$-	$-

PRE-APPROVAL POLICIES

                The Audit Committee has the direct responsibility to select, retain, terminate, determine compensation and oversee the work of the Company's independent registered public accounting firm.  Pre-approval by the Audit Committee is required for any engagement of the Company's independent registered public accounting firm and the Audit Committee has established the following pre-approval policies and procedures.  Annually, the Audit Committee pre-approves services to be provided by the Company's independent registered public accounting firm.  The Audit Committee also considers the engagement of the Company's independent registered public accounting firm to provide other services during the year.  Requests for approval are submitted to the Audit Committee by the Company's management.  Requests are required to include an adequate explanation of the services in sufficient detail for the Audit Committee to determine whether the request is consistent with the SEC's rules on auditor independence.  In determining whether to approve the engagement of the Company's independent registered public accounting firm, the Audit Committee considers whether such service is consistent with the independence of the registered public accounting firm.  The Audit Committee also considers the amount of audit related fees in comparison to all other fees paid to the registered public accounting firm and reviews such comparison each year.

24

Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm For 2005

                Deloitte & Touche LLP has been selected by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year 2005.  Consequently, the Board has approved the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2005.

                Your Board of Directors recommends a vote FOR the following proposal:

                RESOLVED that the selection by the Audit Committee of the firm of Deloitte & Touche LLP, as independent registered public accounting firm for the Company for the fiscal year 2005 is hereby ratified.

____________________________________________________________________________________________________________________________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
____________________________________________________________________________________________________________________________________

                Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers ("reporting persons") to file reports with the SEC disclosing their ownership, and changes in their ownership of the Company's common stock.  Copies of these reports must also be furnished to the Company.

                Based solely upon its review of the copies of reports furnished to the Company and written representations that no other reports are required, during 2004, the Company believes that all of the Company's Directors and officers made all required filings on a timely basis with the exception of one late report filed by William J. Montgoris.  Mr. Montgoris, a Director, purchased 1,315 shares of the Company's stock in a single transaction on November 24, 2004, but did not file a Form 4 until December 1, 2004.

____________________________________________________________________________________________________________________________________

ADDITIONAL INFORMATION
____________________________________________________________________________________________________________________________________

Communications Between Shareholders and the Board

                Shareholders may send written communications to the Board and, if applicable, to specified individual Directors, by mail, facsimile or courier to the Company's principal executive offices.  All correspondence received by the Company will be relayed to the Board or, if applicable, to the individual Director.  Communications should be addressed to Michael McCreery, Secretary, Stage Stores, Inc., 10201 Main Street, Houston, Texas 77025, or sent by facsimile to Mr. McCreery at (713) 669-2621.

Deadline for Shareholders for Inclusion in Next Year's Proxy Statement

                Shareholder proposals intended to be presented at the 2006 Annual Meeting of Shareholders and included in the Company's proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received in writing by the Company at the Company's principal executive offices by January 11, 2006.  Proposals should be addressed to Michael McCreery, Secretary, Stage Stores, Inc., 10201 Main Street, Houston, Texas 77025.

25

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting

                For any shareholder proposal that is not submitted to the Company for inclusion in next year's proxy statement, but is instead sought to be presented by the shareholder directly at the 2006 Annual Meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits management to vote proxies in its discretion if the Company: (1) receives written notice of the proposal before the close of business on March 28, 2006, and advises shareholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on the matter, or (2) does not receive written notice of the proposal before the close of business on March 28, 2006.  Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to Michael McCreery, Secretary, Stage Stores, Inc., 10201 Main Street, Houston, Texas 77025.

Voting Securities

Shareholders of record at the close of business on April 6, 2005, will be eligible to vote at the Annual Meeting.  The voting securities of the Company consist of its $0.01 par value common stock, of which 18,296,360 shares were outstanding on April 6, 2005.  Each share outstanding on the record date will be entitled to one vote.  Treasury shares are not voted.  Individual votes of shareholders are kept private, except as appropriate to meet legal requirements.  Access to proxies and other individual shareholder voting records is limited to the Independent Inspector of Election and certain employees of the Company and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

Vote Required for Approval

                The nominees receiving the ten highest vote totals (a plurality) of the votes cast at the Annual Meeting in person or by proxy will be elected as Directors.  All other matters require for approval the favorable vote of a majority of shares voted at the Annual Meeting in person or by proxy.  Abstentions, if any, will not be counted as votes cast.  Therefore, they will have no effect on the outcome of the other matters to be voted on at the Annual Meeting.  A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.  Broker non-votes will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

Manner for Voting Proxies

                The shares represented by all valid proxies received by mail, or submitted by telephone or the Internet will be voted in the manner specified.  Where specific choices are not indicated, the shares represented by all valid proxies received will be voted:  (1) for the nominees for director named in this Proxy Statement, and (2) for ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2005.  Should any matter not described above be properly presented at the Annual Meeting, the persons named in the Proxy Card will vote in accordance with their judgment.

Other Matters to be Presented

                The Board knows of no other matters which may be presented at the Annual Meeting.  If any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, proxies received in response to this solicitation will be voted upon such matters in the discretion of the person or persons named in the Proxy Card.

Solicitation of Proxies

Proxies will be solicited on behalf of the Board by mail or in person, and all solicitation costs will be paid by the Company.  Copies of proxy material and of the Annual Report for 2004 will be supplied to  holders of record, as well as to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and the Company will reimburse such holders for their reasonable expenses.  Mellon Investor Services LLC has been retained to assist in soliciting proxies at a fee of $6,000 plus reasonable out‑of‑pocket costs.

Electronic Access to Proxy Statement and Annual Report

                This Proxy Statement and the Company's 2004 Annual Report on Form 10-K are available on the Company's website at www.stagestoresinc.com by clicking "Investor Relations", then "SEC Filings", then the document to be viewed or obtained.  A copy of the Company's 2004 Annual Report on Form 10-K will also be furnished without charge to shareholders beneficially or of record at the close of business on April 6, 2005, on request to Bob Aronson, Vice President, Investor Relations, at (800) 579-2302.  This Proxy Statement and the Company's 2004 Annual Report on Form 10-K are also available on the SEC's EDGAR database at www.sec.gov.

26

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF STAGE STORES, INC.
(As of April 18, 2005)

I.              DESCRIPTION AND PURPOSE

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") of Stage Stores, Inc. (the "Company").  Its purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements and internal controls of the Company.  The Committee shall act independently as authorized and assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Board and others, the internal control structure, the audit process, and the adherence to applicable laws and regulations.  Considering the size and complexity of the Company, the Committee shall apply reasonable materiality standards to all of its activities.

II.            COMPOSITION, EXPERTISE, AND INDEPENDENCE REQUIREMENTS OF AUDIT COMMITTEE MEMBERS

A.            Number of Members

The Committee shall consist of at least three members, comprised solely of Independent Directors, as that term is defined below.

B.            Qualifications

1.             Financial Literacy.  Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

2.             Financial Expertise.  At least one member of the Committee must be an "Audit Committee Financial Expert ("ACFE"), as defined by the SEC and determined by the Board.  An ACFE must possess all of the following attributes (the "Attributes"):

a.             an understanding of generally accepted accounting principles and financial statements;

b.             the ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

c.             experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

d.             an understanding of internal control over financial reporting; and

                e.             an understanding of audit committee functions.

                The ACFE must have acquired the Attributes through any one or more of the following:

a.             education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

b.             experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

c.             experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

d.             other relevant experience.

3.             Independence.  As used in this Charter, "Independent Director" means a member of the Board other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

a.             a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

b.             a director who accepted or has a Family Member who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

                (i)  compensation for Board or Board committee service;

                (ii) payments arising solely from investments in the Company's securities;

                (iii) compensation paid to a Family Member who is a non-executive employee of the Company;

                (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

                (v) loans from a financial institution provided that the loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) did not involve more than a normal degree of risk or other unfavorable factors, and (4) were not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404;

                (vi) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (1) made in the ordinary course of business, (2) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (3) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; or

                (vii) loans permitted under Section 13(k) of the Exchange Act (charge cards).

c.             a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer.  Family Member means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home;

d.             a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

                (i) payments arising solely from investments in the Company's securities; or

                (ii) payments under non-discretionary charitable contribution matching programs;

e.             a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serves on the compensation committee of such other entity;

f.              a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit, at any time during any of the past three years;

g.             a director who is an affiliate of the Company or any of its subsidiaries.  The term "affiliate" means a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, such as an executive officer or the beneficial owner, directly or indirectly, of more than 10% or any class of voting equity securities of the specified person.  The following will also be deemed to be affiliates: (i) an executive officer of an affiliate, (ii) a director who is also an employee of an affiliate, (iii) a general partner of an affiliate, and (iv) a managing member of an affiliate; and

h.             a director who has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

For purposes of independence, any three year look back periods commence on the date the relationship ceases.  In addition, any reference to a "parent or subsidiary" covers entities the Company controls and consolidates with the Company's financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in the Company's financial statements).

III.           MEETINGS

A.            Frequency

The Committee shall meet as frequently as circumstances require, but in any event on a quarterly basis.  The Committee may ask members of management or others to attend meetings and may provide pertinent information to them as the Committee deems necessary.

B.            Executive Sessions with Key Personnel and Agents

The Committee should meet privately in executive session at least annually with management, the director of the Company's internal auditing department, the independent registered public accounting firm, and as a committee to discuss any matters that the Committee or any of those groups believe should be discussed.  In addition, the Committee should communicate with management and the independent  registered public accounting firm quarterly to review the Company's financial statements and significant findings based upon the independent  registered public accounting firm's limited review procedures.

C.            Keeping Minutes

Minutes shall be taken for each Committee meeting which shall then be approved at the next meeting of the Committee.

IV.           AUTHORITY

The Committee's authority is as follows:

A.            Authority to Select, Retain, Terminate, Determine Compensation and Oversee Independent Registered Public Accounting Firm/Settle Disputes

The Committee is authorized to select, retain, terminate, determine compensation and oversee the work of any registered public accounting firm engaged (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company, and each such independent registered public accounting firm must report directly to the Committee.

B.            Authority to Engage Advisers

The Committee is authorized to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

C.            Authority to Conduct Independent Investigations

The Committee is authorized to conduct any investigation appropriate to fulfilling its responsibilities and duties.

D.            Authority to Directly Access Corporate Employees and Information

The Committee is authorized to fully and directly access the independent  registered public accounting firm, anyone in the Company, and any and all information and records of the Company.

E.             Funding

The Committee is authorized, and the Company shall provide for, appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company, (ii) compensation to any advisers employed by the Committee under Section B of this Article IV, (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.            RESPONSIBILITIES AND DUTIES

The Committee's primary responsibilities and duties are as follows:

A.            In General

1.             Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance,

2.             Select, retain, terminate, determine compensation and oversee the work of the Company's independent registered public accounting firm,

3.             Ensure the independence and monitor the performance of the Company's independent  registered public accounting firm and the performance of the Company's internal auditing department,

4.             Provide an avenue of communication between the independent  registered public accounting firm and the Company's internal auditing department, and

5.             Provide an avenue of communication among the independent registered public accounting firm, management, the Company's internal auditing department, and the Board.

B.            Review Procedures

1.             Review and reassess the adequacy of this Charter on an annual basis.  Submit this Charter to the Board for approval and have it published at least every three years in accordance with SEC regulations and the rules of the stock exchange on which the Company's securities are traded.

2.             Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent registered public accounting firm of significant issues regarding principles, practices, and judgments.

3.             In conjunction with management, the independent  registered public accounting firm, and the Company's internal auditors, consider the integrity of the Company's financial reporting processes and controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.  Review significant findings prepared by the independent  registered public accounting firm and the Company's internal auditing department together with management's responses.  The scope of this review should at a minimum include a discussion of significant deficiencies and material weaknesses in internal controls and any fraud, by management, whether or not material, as reported by management, the auditing department or the independent  registered public accounting firm.

4.             Review with management and the independent  registered public accounting firm the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution.  Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent  registered public accounting firm in accordance with SAS 61 (Communications with Audit Committees).  The Chairman of the Committee may represent the entire Committee for purposes of this review.

5.             Review with the independent registered public accounting firm and objectively weigh the information provided by the independent registered public accounting firm and the soundness of the Company's accounting policies in connections with:

a.             The Company's financial statements and related footnotes and the independent  registered public accounting firm's report thereon, including their report on the adequacy of the Company's internal controls and any significant recommendations they may offer to improve internal controls;

b.             Any significant accruals, reserves or estimates which may have a material impact on the financial statements;

c.             Any difficulties or disputes with management encountered by the independent  registered public accounting firm during the course of the audit and any instances of second opinions sought by management;

d.             All critical accounting policies and practices to be used by the Company;

e.             All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatment, and the treatment preferred by the independent  registered public accounting firm;

f.              Other material written communications between the independent registered public accounting firm and the management, such as any management letter or schedule of unadjusted differences.

g.             The adequacy of the Company's internal controls and any significant findings during the year and management's responses thereto, including at a minimum significant deficiencies and material weaknesses in internal controls and any fraud, whether or not material, by management;

h.             Any difficulties encountered in the course of the audits, including any restrictions on the scope of the independent registered public accounting firm's work or access to required information;

i.              Any separate service that the independent  registered public accounting firm is providing the Company with written confirmation from the independent registered public accounting firm regarding the nature of the service and existence of pre-approval from the Committee; and

j.              When required, the soundness of the internal quality-control procedures of the independent registered public accounting firm including its standing before the Public Company Accounting Oversight Board and the nature of any investigation or other proceedings related to its quality controls or performance.

6.             Receive a copy of the attestation by the independent registered public accounting firm of management's assessment of the effectiveness of the Company's internal control structure and procedures for financial reporting.

7.             Consider with management and the independent registered public accounting firm the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB or others.

8.             Review with legal counsel any legal and regulatory matters that may have a material impact on the financial statements and any reports received from regulators, and any environmental compliance and reserves.

9.             Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

10.           Conduct an appropriate review of all related party transactions involving the Company for potential conflict of interest situations on an ongoing basis and all such transactions shall be approved by the Committee.

C.            Management Override of Internal Controls

The Committee should address the risk of fraud at the Company including, but not limited to, taking such actions as the Committee may deem appropriate to deter and detect management overrides of internal controls over financial reporting.

D.            Independent Registered Public Accounting Firm

1.             The independent registered public accounting firm is directly accountable to the Committee.  The Committee has the direct responsibility for the selection, compensation, retention and oversight of the work of any independent registered public accounting firm engaged (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company, and each such independent registered public accounting firm must report directly to the Committee.

2.             The Committee is responsible for ensuring that the independent  registered public accounting firm submits to the Committee a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard 1 (Independence Discussions with Audit Committees).  The Committee is also responsible for actively engaging in a dialogue with the independent  registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and for taking, or recommending that the Board take appropriate action to oversee the independence of the independent registered public accounting firm.  The Committee shall review the independence and the performance of the independent registered public accounting firm, select the independent registered public accounting firm, and terminate the independent registered public accounting firm when circumstances warrant.  To ensure independence, on an annual basis, the Committee shall review and discuss with the independent registered public accounting firm all significant relationships it has with the Company that could impair the independent registered public accounting firm's independence.

3.             The Committee shall review the independent  registered public accounting firm's audit plan -discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

4.             The Committee shall approve the fees and other significant compensation to be paid to the independent  registered public accounting firm.

5.             The Committee shall approve any change in the independent  registered public accounting firm's engagement partner or audit partner responsible for the audit of the Company's financial statements and confirm that the independent registered public accounting firm has rotated its lead or controlling audit partner having primary responsibility for the audit or the audit partner responsible for reviewing the audit with an assignment not to exceed five fiscal years.

E.             Prohibited Non-Audit Services

Except as provided in Section F, below, the independent registered public accounting firm shall not provide to the Company, contemporaneously with an audit, any non-audit service, including the following:

1.             bookkeeping or other services related to the accounting records or financial statements of the Company;

2.             financial information systems design and implementation;

3.             appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.             actuarial services;

5.             internal audit outsourcing services;

6.             management functions or human resources;

7.             broker or dealer, investment adviser, or investment banking services;

8.             legal services and expert services unrelated to the audit; and

9.             any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The independent registered public accounting firm may engage in any non-audit service, including tax services, that is not described in Subsections 1 through 9 above, only if the activity is approved in advance by the Committee in accordance with Section F, below.

F.             Pre-approval Requirements

In General.  All auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services, other than as provided in Section E, above, provided to the Company by the independent registered public accounting firm shall be pre-approved by the Committee.

De Minimus Exception.  Notwithstanding anything to the contrary in this Section F, the pre-approval requirement shall not apply to the provision of non-audit services for the Company, if:

1.             the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent (5%) of the total amount of revenues paid by the Company to the independent  registered public accounting firm during the fiscal year in which the non-audit services are provided;

2.             the non-audit services were not recognized by the Company at the time of the engagement to be non-audit services; and

3.             the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

Disclosure to Investors.  Any approval by the Committee of a non-audit service to be performed by the independent  registered public accounting firm shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

Delegation of Pre-Approval Authority.  The Committee may delegate to one or more designated members of the Committee who are Independent Directors of the Board of Directors, the authority to grant pre-approvals required by this Section F.  The decisions of any Committee member to whom authority is delegated under this paragraph to pre-approve an activity under this Section F shall be presented to the full Committee at each of its scheduled meetings.

Approval of Audit Services for Other Purposes.  If the Committee approves an audit service within the scope of the engagement of the independent registered public accounting firm, the audit service shall be deemed to have been pre-approved for purposes of this Section F.

G.            Complaint Procedures; Dispute Resolution

1.             Accounting Complaints.  The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.  These procedure, which may be incorporated into a more comprehensive code of ethics, shall at a minimum: (i) set forth a statement about the Company's commitment to comply with the laws; (ii) encourage employees to inform the Company of conduct amounting to a violation of the applicable standards; (iii) describe prohibited conduct; (iv) set forth compliance procedures that employees can easily use, including making anonymous complaints, and (v) provide assurances that there will be no retaliation for reporting suspected violations.

2.             Financial Accounting Policy Dispute Resolution.  The Committee shall establish procedures for resolving disputes between the independent registered public accounting firm and management over issues pertaining to financial reporting.  The Committee shall resolve these disputes, and for such purpose, the procedures may allow the Committee to obtain a second opinion from independent advisers.  The procedures shall in no way allow the Committee to improperly influence the independent registered public accounting firm.

H.            Required Response to Audit Discoveries

If, in the course of conducting an audit of the Company, the Company's independent  registered public accounting firm informs the Committee that an illegal act (whether or not perceived to have a material effect on the financial statements of the Company) has been detected or has otherwise come to the attention of the independent registered public accounting firm, (a) the Committee shall immediately direct the Company's senior management to take timely and appropriate remedial action with respect to the illegal act and to advise the Committee of the action taken, and (b) the Committee shall obtain written confirmation from the independent registered public accounting firm that the remedial action taken has satisfactorily addressed the illegal act.  At the next regularly scheduled meeting of the Board, or sooner if deemed appropriate by the Committee, the Committee shall report to the Board the illegal act, the remedial action taken and the status of the matter.  The Committee may delegate to one or more designated members of the Committee who are Independent Directors the authority to carry out the actions required by this Section H.

I.              Audit Committee Report

To the extent required by statute or regulation to be provided in the Company's proxy statements or other filing with the SEC,

                1.             The Committee must state whether:

a.             The Committee has reviewed and discussed the Company's audited financial statements with management;

b.             The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Communications with Audit Committees), as may be modified or supplemented;

c.             The Committee has received the written disclosures and the letter from the independent  registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent registered public accounting firm the independent  registered public accounting firm's independence; and

d.             Based on the review and discussions referred to in paragraphs (1)(a) through (1)(c) of this Section I, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10‑K for the last fiscal year for filing with the SEC.

2.             The name of each member of the Committee must appear below the required disclosure.

VI.           CERTIFICATION

Once each year the Committee shall provide the Company through the Board, and the Company shall provide to NASDAQ, or other primary stock exchange on which the Company's securities are traded, a written certification regarding:

1.             Any determination that the Board has made regarding the independence of directors who are members of the Committee pursuant to this Charter;

2.             The financial literacy of the Committee members;

3.             The determination that at least one member of the Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; and

4.             The annual review and reassessment of this Charter.

VII.         NOTIFICATION OF NON-COMPLIANCE

The Company shall provide to the NASDAQ, or other primary stock exchange on which the Company's securities are traded, prompt notification after an executive officer becomes aware of any material noncompliance by the Company of the qualitative listing requirements related to the Committee such as deviation from the composition and independence requirements and any restrictions placed on the authority, duties and responsibilities contained in this Charter.

VIII.        GOING CONCERN ANNOUNCEMENT

In the event the Company receives an opinion from its independent  registered public accounting firm that contains a going concern qualification, it shall make a public announcement through the news media disclosing the receipt of such qualification within seven (7) days following the filing of the audit opinion with the SEC. 10

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted “FOR” Items 1 and 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” Items 1 and 2.							FOR	AGAINST	ABSTAIN
ITEM 1 –	Election of Directors		FOR ALL	WITHHELD FOR ALL	ITEM 2 –	Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2005.	☐	☐	☐
Nominees:
	01 Scott Davido, 03 Michael Glazer, 05 John Mentzer, 07 Sharon Mosse, 09 Walter Salmon,	02 Alan Gilman, 04 Michael McCreery, 06 Margaret Monaco, 08 William Montgoris, 10 James Scarborough.	☐	☐
					ITEM 3–	To transact such other business as may properly come before the meeting.

WITHHELD FOR (Write the nominee’s name in the space provided)					I plan to attend the Annual Meeting				☐

Signature ________________________________ Signature ________________________________ Date ________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 P.M. Eastern Time the day before the Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/stgs Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

Admission Ticket
STAGE STORES, INC.

Annual Meeting of Shareholders

Date – June 2, 2005
Time – 1:00 p.m. local time

Location – Stage Stores Corporate Headquarters
10201 Main Street, Houston, TX 77025

ADMITTANCE MAY BE DENIED WITHOUT A TICKET

Stage Stores, Inc. Proxy for the 2005 Annual Meeting of Shareholders June 2, 2005
P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF STAGE STORES, INC.’S BOARD OF DIRECTORS

     The undersigned hereby appoints James Scarborough and Michael McCreery, and each of them, as proxies for the undersigned with full power of substitution to vote all shares of Stage Stores, Inc.’s common stock which the undersigned may be entitled to vote at the 2005 Annual Meeting of Shareholders of Stage Stores, Inc., Houston, Texas on Thursday, June 2, 2005 at 1:00 P.M. local time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     To vote by telephone or Internet, please follow the instructions set forth below and do not return this card. To vote by mail, please sign and date on the reverse side and mail promptly in the postage-paid envelope.

(Continued and to be marked, dated and signed on other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Vote by telephone by following the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Vote by Internet by following the instructions on the reverse side.

PLEASE VOTE PROMPTLY

Ú IF YOU PLAN TO ATTEND THE MEETING Ú

In accordance with the Company’s security procedures, all persons attending the Annual Meeting must present an Admission Ticket and picture identification. If you are a shareholder of record and plan to attend the meeting in person, please bring this Admission Ticket with you to the meeting. For security purposes, bags and purses will be subject to search at the door.